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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Directors and Stockholders of Instron Corporation

     We consent to the incorporation by reference in the Registration Statement of Instron Corporation on Form S-8 of our reports dated February 22, 1996, on our audits of the consolidated financial statements and financial statement schedule of Instron Corporation as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, 1993 which reports are incorporated by reference in the Company's 1995 Annual Report on Form 10-K.


                                                 /s/ COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
May 31, 1996